NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS
Execution of Strategic Business Plan Drives Market Outperformance

•	Marshall & Swift Boeckh (MSB) and DataQuick Information Systems (DQ) acquisition closed, significantly expanding CoreLogic's insurance operations and Data and Analytics (D&A) segment.

•
Revenues of $310.4 million down 6% as market share gains in Technology and Processing Solutions (TPS) and growth in insurance and spatial solutions and international operations partially offset the impact of an estimated 60% contraction in U.S. mortgage origination volumes.

•
Operating income from continuing operations decreased 71% to $13.7 million reflecting the impact of lower mortgage origination volumes as well as acquisition-related costs, severance charges and stranded AMPS costs.

•	Net loss from continuing operations totaled $3.9 million. Diluted EPS from continuing operations totaled $(0.04). Adjusted diluted EPS was $0.17.

•	Adjusted EBITDA totaled $64.0 million; adjusted EBITDA margin of 21%.

•	Full-year common share repurchase target of 3 million shares affirmed.

Irvine, Calif., April 28, 2014 - CoreLogic (NYSE:CLGX), a leading global property information, analytics and data-enabled services provider, today reported financial results for the quarter ended March 31, 2014.

“CoreLogic continued to execute against its strategic plan in the first quarter despite stiff headwinds in mortgage. We completed the acquisition of MSB and DQ and continued to drive productivity and the transformation of our technology infrastructure. The aggressive transformation of our business operations over the past three years has underpinned our consistent outperformance of the broader housing and mortgage markets," said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “Despite the historic reset in the mortgage market, we continue to aggressively build out our D&A segment and position our TPS operations to outperform their respective markets.”

“Our financial results were in line with our expectations in the first quarter. Importantly, we continued to take aggressive actions to transform CoreLogic into a higher-growth, higher-margin company despite challenges presented by the troughing of the mortgage market,” added Frank Martell, Chief Financial Officer of CoreLogic. “Over the balance of 2014, we will continue to invest in areas of strategic growth and operational excellence which we believe will provide sustainable, long-term value creation.”

First Quarter Financial Highlights

First quarter revenues totaled $310.4 million, a 6% decline from prior-year levels, as market share gains, organic growth and acquisition-related revenues partially offset the impact of an estimated 60% decline in mortgage origination volumes. TPS revenues fell 11% to $169.3 million as the benefit of market share gains in payment processing were more than offset by the impact of lower mortgage origination volumes and project-related document processing and retrieval revenues. D&A revenues fell 2% to $142.5 million driven principally by the impact of lower origination volumes, unfavorable currency translation and declines in specialty credit and multifamily tenant screening revenues which more than offset growth in insurance and spatial solutions and property information revenues in Australia and New Zealand (Pacific region).

Operating income from continuing operations totaled $13.7 million for the first quarter of 2014 compared with $47.3 million for the first quarter of 2013. The 71% decrease in operating income was principally attributable to lower mortgage volumes and costs related to the ongoing execution of the Company’s strategic transformation program. Regarding the latter, during the first quarter of 2014 the Company incurred (1) transaction costs of $8.5 million related primarily to closing the MSB and DQ acquisitions, (2) cash and non-cash charges attributable to TTI implementation of $4.6 million, (3) costs associated with the integration of the tax and flood services operations of Bank of America (BAC) totaling $4.4 million, (4) severance charges of $0.3 million related to the Company’s 2014 cost reduction program and (5) overhead costs previously allocated to the AMPS segment (stranded AMPS costs) of $2.4 million. Reported first quarter 2014 operating margin was 4% including the impact of approximately 650 basis points attributable to the transformation program costs discussed above. First quarter 2013 operating margin was 14%.

First quarter net loss from continuing operations totaled $3.9 million compared with a profit of $31.6 million in the same prior year period. The decrease was driven primarily by the impact of lower operating income including the transformation program costs discussed previously, which more than offset lower provisions for income taxes. Diluted EPS from continuing operations totaled $(0.04) for the first quarter of 2014 compared with $0.32 in the first quarter of 2013. Adjusted diluted EPS totaled $0.17, down from $0.44 in the same 2013 period reflecting the impact of lower mortgage origination volumes, integration and transition costs related to the BAC, MSB and DQ acquisitions as well as severance and facilities charges and stranded AMPS costs.

Adjusted EBITDA totaled $64.0 million in first quarter 2014 compared with $106.1 million in the same 2013 period. First quarter 2014 adjusted EBITDA margin was 21%, compared with 32% in the first quarter of 2013. The decrease was principally the result of lower mortgage origination volumes; integration costs attributable to the BAC, MSB and DQ acquisitions and severance charges related to the Company’s 2014 cost reduction program which collectively totaled $4.7 million; cash charges related to TTI implementation of $3.7 million, and the stranded AMPS costs of $2.4 million discussed previously. TPS adjusted EBITDA decreased 51% to $35.0 million compared with prior-year levels driven primarily by lower market volumes and integration costs related to the BAC acquisition. D&A adjusted EBITDA totaled $39.0 million, a 16% decrease from the prior year, due to the impact of lower mortgage loan application volumes, declines in specialty credit and tenant screening and unfavorable currency translation offset the growth in insurance and spatial solutions and the Pacific region.

Cost Reduction Programs

During the fourth quarter of 2013, CoreLogic launched a cost reduction program designed to lower 2014 operating expenses by at least $25 million. Cost savings relate primarily to workforce reductions, the outsourcing of certain business process functions and cuts in spending on real estate and outside services. Severance charges and savings associated with this program totaled $0.3 million and $7.2 million, respectively, for the first quarter of 2014.

CoreLogic launched the Technology Transformation Initiative (TTI) during mid-2012. The primary objective of the TTI is to convert the Company's existing technology infrastructure to a new platform which is expected to provide new functionality, increased performance and a reduction in application management and development costs commencing in mid-2015. First quarter 2014 cash and non-cash charges related to TTI implementation totaled $4.6 million.

Liquidity and Capital Resources

At March 31, 2014, the Company had cash and cash equivalents of $122.9 million compared with $134.7 million at December 31, 2013. CoreLogic repurchased 216,224 of its common shares for a total of $6.9 million during the first quarter.

Total debt as of March 31, 2014 was approximately $1.5 billion, up $684.6 million from December 31, 2013. The increase in outstanding debt was attributable to the completion of the acquisition of MSB and DQ on March 25, 2014. In connection with this, the Company executed a credit agreement (CA) to refinance its existing term loan debt and fund the acquisition. For information on the material terms of the CA, refer to the Company’s Form 8-K filed on September 19, 2013 and subsequent filings on Form 10-K and Form 10-Q. As of March 31, 2014, the Company had available capacity on its revolving credit facility under the CA of $335.0 million.

Free cash flow (FCF) for the twelve months ended March 31, 2014 totaled $133.4 million, which represented 38% of adjusted EBITDA. Year-to-date 2014 FCF totaled $(7.9) million reflecting the impact of lower mortgage volumes, costs related to the ongoing execution of the Company's strategic transformation program as discussed previously and the timing of certain tax refunds and collections. Net cash provided by continuing operations for the twelve months ended March 31, 2014 was $233.0 million.

2014 Financial Guidance (Continuing Operations)

The Company reaffirms its previously-issued guidance for 2014 revenue, adjusted EBITDA and adjusted EPS.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Tuesday, April 29, 2014, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-800 591.6942 for U.S./Canada callers or 617-614-4909 for international callers. The Conference ID for the call is 58967906.

Additional detail on the Company's first quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 25716851.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled services provider. The company's combined data from public, contributory and proprietary sources includes over 3.3 billion records spanning more than 40 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's investment and strategic growth plans, including plans to transform to a higher-growth, higher-margin company through enhancements to its business operations, cost productivity and the TTI; the Company's overall financial performance, including future revenue and profit growth and market position, and the Company's margin and cash flow profile; the Company's full-year expected results and 2014 financial guidance; mortgage and housing market trends, including mortgage origination and mortgage delinquency volumes; the anticipated benefits of the acquisitions of MSB, DQ, and Bank of America's flood and tax processing operations to the Company's financial results; and our plans to continue to return capital to shareholders through our share repurchase program, including the expected number of shares expected to be repurchased. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include failure to successfully integrate the operations, technology, infrastructure and employees of MSB, DQ and Bank of America's flood and tax processing operations; and the additional risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our TTI and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share, where provided, to expected results due to the unknown effect, timing and potential significance of special charges or gains.
The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other one-time adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 38% for 2014 and 40% for all periods prior to 2014. Adjusted EPS is derived by dividing adjusted net income by diluted weighted average shares. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONSOLIDATED INCOME STATEMENTS
UNAUDITED

	For the Three Months Ended
	March 31,
(in thousands, except per share amounts)	2014	2013
Operating revenues	$310,417	$331,301
Cost of services (excluding depreciation and amortization shown below)	177,381	167,629
Selling, general and administrative expenses	89,944	82,196
Depreciation and amortization	29,439	34,141
Total operating expenses	296,764	283,966
Operating income	13,653	47,335
Interest expense:
Interest income	1,171	724
Interest expense	16,828	12,375
Total interest expense, net	(15,657)	(11,651)
(Loss)/gain on investments and other, net	(4,351)	1,339
(Loss)/income from continuing operations before equity in earnings of affiliates and income taxes	(6,355)	37,023
(Benefit)/provision for income taxes	(362)	14,222
(Loss)/income from continuing operations before equity in earnings of affiliates	(5,993)	22,801
Equity in earnings of affiliates, net of tax	2,382	8,788
Net (loss)/income from continuing operations	(3,611)	31,589
Income from discontinued operations, net of tax	1,083	3,697
Loss from sale of discontinued operations, net of tax	—	(1,744)
Net (loss)/income	(2,528)	33,542
Less: Net income/(loss) attributable to noncontrolling interests	264	(26)
Net (loss)/income attributable to CoreLogic	$(2,792)	$33,568
Amounts attributable to CoreLogic stockholders:
Net (loss)/income from continuing operations	$(3,875)	$31,615
Income from discontinued operations, net of tax	1,083	3,697
Loss from sale of discontinued operations, net of tax	—	(1,744)
Net (loss)/income attributable to CoreLogic	$(2,792)	$33,568
Basic (loss)/income per share:
Net (loss)/income from continuing operations	$(0.04)	$0.33
Income from discontinued operations, net of tax	0.01	0.04
Loss from sale of discontinued operations, net of tax	—	(0.02)
Net (loss)/income attributable to CoreLogic	$(0.03)	$0.35
Diluted (loss)/income per share:
Net (loss)/income from continuing operations	$(0.04)	$0.32
Income from discontinued operations, net of tax	0.01	0.04
Loss from sale of discontinued operations, net of tax	—	(0.02)
Net (loss)/income attributable to CoreLogic	$(0.03)	$0.34
Weighted-average common shares outstanding:
Basic	91,433	97,113
Diluted	91,433	99,056

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	March 31,	December 31,
Assets	2014	2013

Cash and cash equivalents	$122,906	$134,741
Marketable securities	22,334	22,220
Accounts receivable (less allowance for doubtful accounts of $12,062 and $12,930 as of March 31, 2014 and December 31, 2013, respectively)	194,024	196,282
Prepaid expenses and other current assets	49,864	50,674
Income tax receivable	19,977	13,516
Deferred income tax assets, current	89,041	86,158
Assets of discontinued operations	134,315	138,023
Total current assets	632,461	641,614
Property and equipment, net	375,175	195,645
Goodwill, net	1,765,932	1,390,674
Other intangible assets, net	305,935	175,808
Capitalized data and database costs, net	338,983	330,188
Investment in affiliates, net	112,885	95,343
Restricted cash	12,630	12,050
Other assets	176,017	162,033
Total assets	$3,720,018	$3,003,355
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$158,368	$154,526
Accrued salaries and benefits	72,549	101,715
Deferred revenue, current	253,888	223,323
Current portion of long-term debt	43,874	28,154
Liabilities of discontinued operations	29,419	30,309
Total current liabilities	558,098	538,027
Long-term debt, net of current	1,480,675	811,776
Deferred revenue, net of current	363,852	377,086
Deferred income tax liabilities, long term	100,105	74,308
Other liabilities	162,656	147,583
Total liabilities	2,665,386	1,948,780

Redeemable noncontrolling interests	10,439	10,202

Equity:
CoreLogic stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 91,814 and 91,254 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	1	1
Additional paid-in capital	661,762	672,165
Retained earnings	423,030	425,796
Accumulated other comprehensive loss	(40,600)	(53,589)
Total equity	1,044,193	1,044,373
Total liabilities and equity	$3,720,018	$3,003,355

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED

	For the Three Months Ended
	March 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net (loss)/income	$(2,528)	$33,542
Less: Income from discontinued operations, net of tax	1,083	3,697
Less: (Loss)/gain from sale of discontinued operations, net of tax	—	(1,744)
Net (loss)/income from continuing operations	(3,611)	31,589
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	29,439	34,141
Provision for bad debt and claim losses	3,688	4,928
Share-based compensation	7,924	8,103
Excess tax benefit related to stock options	(5,942)	(2,321)
Equity in earnings of affiliates, net of taxes	(2,382)	(8,788)
Loss on early extinguishment of debt	593	—
Deferred income tax	44	3,342
Loss/(gain) on investments and other, net	4,351	(1,339)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	13,252	(6,262)
Prepaid expenses and other current assets	2,913	4,027
Accounts payable and accrued expenses	(31,044)	(22,181)
Deferred revenue	(9,537)	15,572
Income taxes	(7,856)	26,138
Dividends received from investments in affiliates	4,258	11,236
Other assets and other liabilities	6,581	(16,113)
Net cash provided by operating activities - continuing operations	12,671	82,072
Net cash provided by operating activities - discontinued operations	3,982	9,003
Total cash provided by operating activities	$16,653	$91,075
Cash flows from investing activities:
Purchases of capitalized data and other intangible assets	$(7,185)	$(9,489)
Purchases of property and equipment	(13,427)	(18,050)
Cash paid for acquisitions, net of cash acquired	(665,758)	(7,027)
Purchases of investments	—	(2,351)
Cash received from sale of discontinued operations	—	2,263
Change in restricted cash	(580)	(40)
Net cash used in investing activities - continuing operations	(686,950)	(34,694)
Net cash used in investing activities - discontinued operations	(6)	(87)
Total cash used in investing activities	$(686,956)	$(34,781)
Cash flows from financing activities:
Proceeds from long-term debt	$689,641	$—
Debt issuance costs	(14,042)	—
Repayment of long-term debt	(5,154)	(4,400)
Proceeds from issuance of stock related to stock options and employee benefit plans	2,730	4,621
Minimum tax withholding paid on behalf of employees for restricted stock units	(14,314)	(6,437)
Shares repurchased and retired	(6,850)	(75,676)
Excess tax benefit related to stock options	5,942	2,321
Net cash provided by/(used in) financing activities - continuing operations	657,953	(79,571)
Net cash provided by financing activities - discontinued operations	—	—
Total cash provided by/(used in) financing activities	$657,953	$(79,571)
Effect of exchange rate on cash	482	(26)
Net decrease in cash and cash equivalents	(11,868)	(23,303)
Cash and cash equivalents at beginning of period	134,741	151,986
Less: Change in cash and cash equivalents - discontinued operations	3,976	8,916
Plus: Cash swept from discontinued operations	4,009	8,866
Cash and cash equivalents at end of period	$122,906	$128,633

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA

	For the three months ended March 31, 2014
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$16,650	$23,596	$(46,601)	$—	$(6,355)
Pretax equity in earnings	(13)	3,976	(104)	—	3,859
Depreciation & amortization	20,537	5,968	2,934	—	29,439
Total interest expense	23	134	15,500	—	15,657
Stock-based compensation	1,801	1,339	4,784	—	7,924
Non-operating investment (gains)/losses	—	—	4,137	—	4,137
Efficiency investments	—	—	780	—	780
Transaction costs	—	—	8,532	—	8,532
Adjusted EBITDA	$38,998	$35,013	$(10,038)	$—	$63,973

	For the three months ended March 31, 2013
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$25,410	$49,725	$(38,112)	—	$37,023
Pretax equity in earnings	637	13,447	145	—	14,229
Depreciation & amortization	19,519	6,703	7,919	—	34,141
Total interest expense	(157)	130	11,678	—	11,651
Stock-based compensation	1,183	1,716	5,204	—	8,103
Efficiency investments	—	—	915	—	915
Adjusted EBITDA	$46,592	$71,721	$(12,251)	$—	$106,062

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED DILUTED EPS

	For the three months ended March 31, 2014
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$16,650	$23,596	$(46,601)	$—	$(6,355)
Pretax equity in earnings	(13)	3,976	(104)	—	3,859
Stock-based compensation	1,801	1,339	4,784	—	7,924
Non-operating investment (gains)/losses	—	—	4,137	—	4,137
Efficiency investments	—	—	780	—	780
Interest expense adjustments	—	—	130	—	130
Amortization of acquired intangibles	5,007	2,601	—	—	7,608
Transaction costs	—	—	8,532	—	8,532
Adjusted pretax income from continuing operations	$23,445	$31,512	$(28,342)	$—	$26,615
Tax provision (38% rate)					10,114
Less: Net loss attributable to noncontrolling interests					264
Adjusted net income attributable to CoreLogic					$16,237
Weighted average diluted common shares outstanding					93,409
Adjusted diluted EPS					$0.17

	For the three months ended March 31, 2013
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$25,410	$49,725	$(38,112)	$—	$37,023
Pretax equity in earnings	637	13,447	145	—	14,229
Stock-based compensation	1,183	1,716	5,204	—	8,103
Efficiency investments	—	—	915	—	915
Accelerated depreciation on TTI	—	—	4,375	—	4,375
Amortization of acquired intangibles	4,931	3,476	—	—	8,407
Adjusted pretax income from continuing operations	$32,161	$68,364	$(27,473)	$—	$73,052
Tax provision (40% rate)					29,221
Less: Net income attributable to noncontrolling interests					(26)
Adjusted net income attributable to CoreLogic					$43,857
Weighted average diluted common shares outstanding					99,056
Adjusted diluted EPS					$0.44

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW

Twelve Months Ended March 31, 2014
Net cash provided by operating activities - continuing operations	$233,012
Purchases of capitalized data and other intangible assets	(35,537)
Purchases of property and equipment	(64,117)
Free Cash Flow	$133,358